UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 20, 2016

True Nature Holding, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-53601	87-0496850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1355 Peachtree Street, Suite 1150 Atlanta, Georgia
(Address of principal executive offices)

(404) 254-6980

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Unless otherwise indicated in this Current Report or the context otherwise requires, all references in this Current Report to “True Nature Holding,” “True Nature,” the “Company, “us,” “our,” or “we” are to True Nature Holding, Inc.

Item 1.01 Entry into a Material Definitive Agreement

The Company completed the acquisition of P3 Compounding Pharmacy, dba - Integrity Compound, of Dunwoody, Georgia, (“Integrity”) and completed the transfer of its pharmacy licenses on June 28, 2016. During the subsequent sixty (60) days the Company has worked to integrate the operations into its existing company structure, and within its primary business strategy. On September 20, 2016, management of Integrity along with the management of the Company jointly decided that the integration was not proceeding as had been intended and, as a result, the parties have mutually terminated the relationship. The parties have agreed to “unwind” the transaction, returning Integrity to its prior owners, and cancelling any other relationships going forward. It is expected to take the form of a “spin out”, with the operations, assets and liabilities going into a newly formed company for the benefit of the buyer.

The Company had issued notes payable and stock as consideration for the acquisition. One of the notes was converted into 340,000 shares at $1.25 per share, pursuant to its terms. Further, an executive of Integrity had been issued 125,000 shares as a part of his compensation plan. Those stock issuances will remain, though all other obligations for the consideration shall be cancelled. Mr. Keaveney has agreed to transfer 1,000,000 shares of his remaining stock to the purchasers in a separate transaction, and any costs related to this are his to bear. The purchaser has been notified that as a result of the size of its holdings it will be subject to certain reporting requirements under the Securities Act, and other regulatory requirements. Further, the prior owners of Integrity have assumed responsibility for all obligations except for two obligations amounting to a total of approximately $106,000. Management expects to take a charge for this transaction during the quarter ended September 30, 2016, and anticipates no future expense, or exposure, from the business.

The Company continues to work with numerous other acquisition candidates and will continue to advise the shareholders of progress in this area as it occurs.

Item 2.05 Costs Associated with Exit or Disposal Activities

In conjunction with the decision to “unwind” the Integrity transaction, the Company expects to incur costs associated with the transaction. The Company had issued three notes, two for $425,000 and one for $150,000 for a total of $1,050,000 as consideration for the acquisition. One of the notes was converted into 340,000 shares at $1.25 per share, pursuant to its terms. Further, an executive of Integrity had been issued 125,000 shares as a part of his compensation plan. Those stock issuances will remain, though all other obligations for the consideration shall be cancelled. The Company will be responsible for two (2) specific loans associated with the operation in the total amount of approximately $106,000. Management expects to take a charge for this transaction during the quarter ended September 30, 2016, and anticipates no future expense or exposure from the business.

On September 20, 2016 the Company agreed to issue 250,000 shares each, a total of 1 million shares, of restricted common stock to four (4) advisors as consideration for services related to the discontinuation of the Integrity business and its spin-out. The share price on the date of the agreement was $.16 and it will record a charge of $160,000 during the period for this issuance. As a result, the Company expects to charge this expense to the spin-out transaction.

Item 3.02 Unregistered Sales of Equity Securities

On July 15, 2016 the Company filed forms on its SEC Edgar site for a placement under Regulation D. It has not completed any sales under that placement as of this date.

In July the Company issued 125,000 shares to an executive in conjunction with the acquisition of P3/Integrity Pharmacy as noted herein. It subsequently issued 340,000 shares to the principals of P3/Integrity as a part of the consideration in the acquisition. The issuances were valued at $1.25 per share pursuant to the underlying agreements.

On September 20, 2016 the Company agreed to issue 250,000 shares each, a total of 1 million shares, of restricted common stock to four (4) advisors as consideration for services related to the discontinuation of the Integrity business and its spin-out. The share price on the date of the agreement was $.16 and it will record a charge of $160,000 during the period for this issuance. As a result, the Company expects to charge this expense to the spin-out transaction.

On September 26, 2016 the Board agreed to issue 100,000 shares of restricted common stock each to three (3) new Directors.

On September 28, 2016, the Board has approved an issuance of 500,000 shares of restricted common stock to eliminate obligations of up to $150,000 in legal related expenses, valued at $.30 per share.

On September 28, 2016 the Board agreed, at the request of the Foundation for Innovation in Education Inc., to cancel a consulting agreement with it, and its principals and directors. The Board hereby authorizes the issuance of shares at a valuation of $.30 per share for all obligations fully owed under to these parties, to be issued as directed by the parties, including, but not limited to A) $90,000 due for formation costs and as a founder of Newco4phamacy, LLC which was an obligation as of the December 2015 acquisition of Newco, B) $120,000 due for consulting under a previously disclosed consulting agreement, C) approximately $80,000 owed for expenses incurred and monies advanced for the benefit of the Company, for a total owed at this time of $290,000. Accordingly, a new issuance of 966,666 shares is authorized to be issued to the Foundation. The principals of the Foundation shall receive the same indemnification, release and other consideration as Keaveney, Driscoll or any other Board member, should those be provided.

On September 29, 2016, the Board has approved the satisfaction of up to $110,000 under a borrowing agreement with a lender under terms that are consistent with other arrangements herein. Another lender who is owed approximately $95,000 including interest and penalties has agreed to cancel that obligation in consideration of the issuance of up to 300,000 shares restricted common stock which includes elimination of any warrants or options which may have been granted, using the same valuation.

On September 29, 2016 the Board agreed to issue 100,000 shares of restricted common stock each to two individuals who were appointed to a newly created non-executive Advisory Board in consideration of their services during the next 12 months.  These are considered to have been earned as of this date.

On September 29, 2016 the Company approved the settlement of the debt in a loan made to the Company in May of 2016 of approximately $150,000 including interest and penalties, and has agreed to cancel all outstanding Warrants in consideration of the issuance of 400,000 shares of Restricted Common Stock.

On September 29, 2016 the Company approved the issuance of 30,000 shares of Restricted Common Stock on September 28, 2016 to a consultant, acting as an advisor to assist with the conversion of debt in conjunction with the spin-out;

Mr. James Driscoll, the previous CEO, has agreed that any amounts owed under his employment contract including a previously issued warrant is cancelled including the vested warrants, and instead he will receive 200,000 restricted common shares (which includes 100,000 shares which had previously been acquired at $.20 per share). He will be issued a 90 day note payable by the Company in an amount equal to any real and actual expenses incurred, or amounts advanced, in conjunction with his activities at the Company, estimated at $30,000.

Mr. Steve Keaveney, the prior CFO and Chairman, has agreed to cancel 2,000,000 of his previously issued shares and transfer 1,000,000 of his previously issued shares to the purchasers of the P3/Integrity assets in a private transaction, and has agreed to transfer 100,000 shares to a third party who had been involved with operation while held by the Company. As a result, he will have 388,900 shares of his original issuance remaining as of September 30, 2016. He will be issued a 90 day note payable by the Company in an amount equal to any real and actual expenses incurred, or amounts advanced, in conjunction with his activities at the Company, estimated at $75,000.

Item 5.02 Departure of Directors or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements Of Certain Officers.

On June 7, 2016, the Company entered into an employment contract and warrant agreement with Mr. James Driscoll as Chief Executive Officer of True Nature Holding, Inc. On September 20, 2016 the Company and Mr. Driscoll agreed to terminate the employment agreement, without liability to the Company, including any amounts earned under his employment contract, after having voted to appoint three new directors. He has also agreed to resign from the Board of Directors. He also had been issued a warrant for up to 1,000,000 shares of which 250,000 had vested. He has agreed that his warrant is cancelled including the vested warrants, and instead he will receive 200,000 restricted common shares (which includes 100,000 shares which had previously been acquired at $.20 per share). He will be issued a 90 day note payable by the Company in an amount equal to any real and actual expenses incurred, or amounts advanced, in conjunction with his activities at the Company, estimated at $30,000.

On September 19, 2016 Mr. Crone resigned from the Board.  On September 27, 2016 the Company accepted the resignation of Mr. Healey from its Board of Directors and all other positions with the Company, after having appointed three new directors. The two former directors shall be allowed to retain the 100,000 shares issued to them each as compensation for their role as a Director. There were no disagreements with any of the departing Board members.

On September 26, 2016, the Board unanimously voted to appoint Mack Leath, Amy Lance and Dr. Jordan Balencic as Directors, and appointed Amy Lance as Chairman of the Board and interim CEO. Mr. Leath will serve as Secretary and Interim President. They will each receive a customary award of 100,000 shares of restricted common stock as their compensation as Directors. Their background is noted below:

Ms. Amy Lance, age 50, joins the Board and as Chairman of the Board and will also serve as Interim CEO. Ms. Lance has extensive business experience, and is a leading figure in the not-for-profit community, as well as real estate related activities, in the Southeastern, US. Ms. Lance graduated from The University of Georgia with a BA in Business Management in 1988.

Mr. Mack Leath, age 59, was appointed to the Board of Directors, and as Secretary of the Company. As well Mr. Leath will become the President of the Corporation. He is an experienced business executive, with an emphasis on sales and marketing as well as start-up oriented financing transactions. He will be responsible for all aspects of the day to day operations of the Company. Mr. Leath graduated from North Carolina State University with a B.S. in Business Administration; 1986.

Also joining the Board is Dr. Jordan Balencic, D.O. age 30, who is a physician of internal medicine, entrepreneur and founder of businesses in the social marketing, telemedicine and web services areas. He graduated from Lake Erie College of Osteopathic Medicine in 2013, and has a B.S. from Gannon University in Biology. He belongs to numerous professional organizations and is involved with the Veterans Administration as a primary care physician.

Both Ms. Lance and Mr. Leath's compensation as executives will consist of annual base salary of $48,000 per year, a potential performance bonus of equal to their base salary, and stock options, as determined by the Board of Directors based on performance.

On September 27, 2016, Mr. Stephen Keaveney resigned from all of his positions with the Company, after having voted to appoint three new directors. Mr. Keaveney was being compensated under a consulting agreement which shall be terminated immediately. He has agreed to forgo any compensation owed under that agreement, and return 2,000,000 shares of his restricted common stock to the Company for cancellation, leaving him with 1,488,900 shares. He has subsequently agreed to transfer 1,000,000 of those shares to the purchasers of the P3/Integrity assets in a private transaction, and has agreed to transfer 100,000 shares to a third party who had been involved with operation while held by the Company. As a result, he will have 388,900 shares of his original issuance remaining as of September 30, 2016. He will be issued a 90 day note payable by the Company in an amount equal to any real and actual expenses incurred, or amounts advanced, in conjunction with his activities at the Company, estimated at $75,000.

On September 28, 2016, the Board agreed to create a non-executive, non-governance Advisory Board and appoint to it up to eight (8) individuals who have technical skills in the healthcare and pharmacy area. Their compensation shall be the issuance of 100,000 shares of restricted common stock for the next 12 months of services. The initial appointments shall be 1) Dr. McMurray, age 75, who was an early investor in the Company, a 40+ year practicing Urologist located in Huntsville, AL and owner of Medical Affiliated Research Center (http://www.marc-research.com), an independent clinical research entity funded by pharmaceutical companies 2) Phillip Giordano, who is the owner of a compounding pharmacy in Boca Raton, Florida. Mr. Giordano, age 57, is a licensed pharmacist and has advised the Company since the formation of Newco4pharmacy, LLC, which was acquired by the Company in 2015. The members of this Board shall not be deemed to be officers or directors of the Company as defined in Section 16 of the Securities Act, and shall have no operating role in the Company.

Item 7.01 Regulation FD Disclosure

The Company issued a press release on September 29, 2016 discussing some of the upcoming changes in the business. A copy of the press release is provided herein as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Spin-out Document
99.1	Press Release issued on September 29, 2016

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

True Nature Holding, Inc.

Date: September 30, 2016	By:	/s/ Amy Lance
Amy Lance, Interim CEO

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